SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2006

SIERRA BANCORP

(Exact name of registrant as specified in its charter)

California	000-33063	33-0937517
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

86 North Main Street, Porterville, CA 93257

(Address of principal executive offices)

(Zip code)

(559) 782-4900

(Registrant’s telephone number including area code)

(Former name or former address, if changed since last report) Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of January 1, 2006, Kevin J. McPhaill was promoted to executive vice president and appointed as Chief Banking Officer of Sierra Bancorp and its wholly-owned subsidiary, Bank of the Sierra. Mr. McPhaill is 34 years old. He has been a vice president and regional manager of Bank of the Sierra’s Hanford Branch since June of 2001, and was a branch sales manager for WestAmerica Bank in Hanford, California for the year prior to that. He has a total of 15 years of banking experience. Mr. McPhaill’s educational background includes the Southwest Graduate School of Banking and a masters degree in business administration from Fresno State. His primary responsibilities as Chief Banking Officer will include business development activities, overall branch administration, and branch expansion.

Also effective January 1, 2006, Sierra Bancorp and Bank of the Sierra announced the promotions of Kenneth R. Taylor, Chief Financial Officer, to executive vice president, and James F. Gardunio, Chief Credit Officer, to executive vice president. Both were previously senior vice presidents.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA BANCORP

Dated: January 4, 2006	By:	/s/ Kenneth R. Taylor
Kenneth R. Taylor Executive Vice President & Chief Financial Officer